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                                                               EXHIBIT 99.(a)(4)

              NOTICE OF CHANGE IN ELECTION FROM ACCEPT TO REJECT

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If you previously elected to accept Amazon.com, Inc.'s offer to exchange options, and you would like to change your election and reject this offer, you must sign this Notice and return it to your STG representative before 5 p.m., Pacific Standard Time, on February 28, 2001, unless the offer is extended. If you have questions, please ask your STG Representative, or if he or she is unavailable, contact the Stock Options Office at (206) 266-4241 or stockoptions@amazon.com.
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To Amazon.com, Inc.:

     I previously received a copy of the Offer to Exchange (dated January 31, 2001), the Cover Letter and Summary of Terms, and an Election Form. I signed and returned the Election Form, in which I elected to accept Amazon.com's offer to exchange options. I now wish to change that election and reject your offer to exchange options. I understand that by signing this Notice and delivering it to my STG Representative, I will be able to withdraw my acceptance of the offer and reject the offer to exchange options instead. I have read and understand all of the terms and conditions of the offer to exchange options.

     I understand that in order to reject the offer, I must sign and deliver this Notice to my STG Representative before 5 p.m., Pacific Standard Time, on February 28, 2001, or if Amazon.com extends the deadline to exchange options, before the extended expiration of the offer.

     By rejecting the offer to exchange options, I understand that I will not receive any New Options (Table 3) and I will keep the Eligible Options (Table
1), Special Options (Table 2) and Retained Options (Table 4) as listed on my Election Form. These options will continue to be governed by the stock option plan under which they were granted and existing option agreements between Amazon.com and me.

     I have completed and signed the following exactly as my name appears on my original Election Form.

     I do not accept the offer to exchange options.

X  _____________________________________________________________________________
   Signature

Date:  __________ __, 2001

Name:  _________________________________________________________________________
                                 (Please Print)

Employee Identification Number:_________________________________________________